                                                                    EXHIBIT 99.1

                           SyQuest Technology, Inc.

                            Pro Forma Balance Sheet
                            -----------------------
                                (in thousands)

                                                                Estimated            Pro Forma            Pro Forma
                                                                 9/30/96            Adjustments            9/30/96
                                                                ---------           -----------           ---------
Assets
Current Assets
     Cash and Cash equivalents                                  $   3,329           (6)  $28,500          $  31,829
     Short Term Investments                                           200                                       200
     Account Receivable                                            32,669                                    32,669
     Inventories                                                   12,508                                    12,508
     Other Current Assets                                           2,741                                     2,741
                                                                ---------                -------          ---------

     Total Current Assets                                          51,447                 28,500             79,947

     Property, Equipment and Leasehold Improvements                58,004                                    58,004
     Less: Accumulated Depreciation                               (30,176)                                  (30,176)
                                                                ---------                -------          ---------
     Net Property and Equipment                                    27,828                                    27,828
     Other Assets                                                   1,938                                     1,938
                                                                ---------                -------          ---------
     Total Assets                                               $  81,213                $28,500          $ 109,713
                                                                =========                =======          =========

Liabilities and Stockholders' Equity
Current Liabilities
     Accounts Payable                                       (1) $  27,424           (5)  $(4,224)         $  23,200
     Accrued Liabilities                                           17,355                                    17,355
     Notes Payable to Bank                                         19,881                                    19,881
     Short Term Notes Payable                               (1)    20,173           (5)   (4,125)            16,048
     Convertible Subordinated Debenture, Current Portion            2,559                                     2,559
                                                                ---------                -------          ---------

     Total Current Liabilities                                     87,392                 (8,349)            79,043

     Short Term Notes Payable                               (1)    17,648           (5)     (883)            16,765
     Deferred Rent                                                    192                                       192
     Deferred Income Taxes                                          1,139                                     1,139
     Convertible Subordinated Debenture                             5,120                                     5,120


     Stockholders' Equity
     Preferred Stock                                        (2)    18,233           (6)   28,500             46,733
     Common Stock and Additional Paid in Capital            (3)    84,454           (5)    9,232             93,686
     Treasury Stock                                               (12,855)                                  (12,855)
     Retained Earnings                                      (4)  (120,110)                                 (120,110)
                                                                ---------                -------          ---------
     Total Stockholders' Equity                                   (30,278)                37,732              7,454

     Total Liabilities and Stockholders' Equity                 $  81,213                $28,500          $ 109,713
                                                                =========                =======          =========

                                 Confidential

                           SyQuest Technology, Inc.
                       Unaudited Pro Forma Balance Sheet

The unaudited pro forma consolidated balance sheet for SyQuest Technology, Inc. (the Company) presents the consolidated financial position for the Company after giving effect to issuance of preferred stock, and conversion of notes payable and convertible subordinated debentures to common stock subsequent to September 30, 1996. The financial position for the Company at September 30, 1996 is unaudited, and the Company's management expects to file audited results in its Form 10-K on or before December 29, 1996.

(1) As of September 30, $38.9 million of accounts payable had been converted into notes payable, part of which is classified as short term notes payable and part of which is classified as long term notes payable.

(2) As of September 30, $18.2 million of redeemable convertible preferred stock was reclassified into preferred stock because it can no longer be redeemed by the holder.

(3) As of September 30, a vendor of the Company exchanged $2.3 million of notes payable into shares of common stock at a price of $6.30 per share.

(4) Includes an estimated loss of $10.4 million for fourth quarter Fiscal 1996.

(5) Subsequent to September 30, certain vendors exchanged an additional $9.2 million of notes payable to common stock. The number of shares, and the average price per share, are as follows:


    Date of           Note              Shares              Average
    Exchange          Exchange          Received        Price per Share
    10/23/96          $ 6,080,397        992,717            $ 6.13
    10/25/96            1,759,261        293,210              6.00
    10/18/96            1,392,440        218,422              6.37
                      -----------      ---------            ------

    Total             $ 9,232,098      1,504,349            $ 6.14

(6) Subsequent to September 30, the Company issued an additional $30 million of preferred stock. Net proceeds from the sale of preferred stock was $28.5 million. Preferred stock is convertible after December 15, 1996 into shares of common stock at a price based on the market value at the time of conversion.

As of September 30, 1996, and as adjusted to reflect the exchanged of debt to equity occuring thereafter (See Note 5, above) the total issued and outstanding shares of Common Stock are 13,867,370.